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                                                                      Exhibit 11

                               MOVADO GROUP, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                     TWELVE MONTHS ENDED    TWELVE MONTHS ENDED
                                                       JANUARY 31, 1997       JANUARY 31, 1996
                                                     -------------------    -------------------
PRIMARY
Net income                                                  $11,692               $ 9,724
                                                            =======               =======

Weighted average number of common shares
outstanding                                                   6,012                 6,007

Add common equivalent shares
(determined using the "Treasury Stock"
Method) representing shares issuable upon exercise
of employee stock options                                       116                    33
                                                            -------               -------

Weighted average number of shares used in
primary net income per share                                  6,128                 6,040
                                                            =======               =======

Primary net income per share                                $  1.91               $  1.61
                                                            =======               =======

FULLY DILUTED
Net income                                                  $11,692               $ 9,724
                                                            =======               =======

Weighted average number of common shares
outstanding
                                                              6,012                 6,007

Add common equivalent shares
(determined using the "Treasury Stock"
Method) representing shares issuable upon
exercise of employee stock options                              171                    71
                                                            -------               -------

Weighted average number of shares used in
fully diluted net income per share                            6,183                 6,078
                                                            =======               =======

Fully diluted net income                                    $  1.89               $  1.60
                                                            =======               =======
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